UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SONIM TECHNOLOGIES, INC.

6500 River Place Blvd.

Building 7, Suite 250

Austin, TX 78730

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on October 26, 2022

This proxy statement supplement (the “Proxy Supplement”) amends and updates our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on September 26, 2022, regarding the 2022 annual meeting of stockholders of Sonim Technologies, Inc. (the “Company”) to be held on October 26, 2022, virtually at www.virtualshareholdermeeting.com/SONM2022 (the “Annual Meeting”). Except as amended or updated by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote.

The purpose of this Proxy Supplement is to inform you that the Annual Meeting is accessible through the following link:

www.virtualshareholdermeeting.com/SONM2022

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Sincerely,

By:	/s/ Clay Crolius
Name:	Clay Crolius
Title:	Secretary